July 29, 2020	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER
FISCAL YEAR 2020 RESULTS

•Quarterly net revenues of $1.83 billion, down 5% compared to the prior year’s fiscal third quarter and 11% compared to the preceding quarter
•Quarterly net income of $172 million, or $1.23 per diluted share, down 34% compared to net income in the prior year’s fiscal third quarter and up 2% over the preceding quarter
•Record quarterly net revenues and pre-tax income in the Capital Markets segment driven by record fixed income results
•Private Client Group assets in fee-based accounts of $443.0 billion, up 11% over the prior year’s fiscal third quarter and 16% over the preceding quarter
•Record number of Private Client Group financial advisors of 8,155, net increases of 251 over June 2019 and 7 over March 2020

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.83 billion and net income of $172 million, or $1.23 per diluted share, for the fiscal third quarter ended June 30, 2020. The 5% decline in quarterly net revenues compared to the prior year’s fiscal third quarter was largely driven by the impact of lower short-term interest rates on both net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks. The 11% sequential decline in quarterly net revenues was primarily due to both lower short-term interest rates and lower asset management and related administrative fees, which are primarily based on Private Client Group assets in fee-based accounts at the beginning of the quarter.

The 34% decline in quarterly net income compared to the prior year’s fiscal third quarter was largely due to the bank loan loss provision of $81 million during the quarter compared to a $5 million benefit in the prior year’s fiscal third quarter. Despite a sequential decline in quarterly pre-tax income, net income increased 2% sequentially as significant non-taxable gains in the corporate-owned life insurance portfolio reduced the effective tax rate to 13.1% for the quarter compared to 29.3% in the preceding quarter.

For the first nine months of the fiscal year, record net revenues of $5.91 billion increased 3% and earnings per diluted share of $4.33 declined 18% compared to the first nine months of fiscal 2019. The Private Client Group, Capital Markets and Asset Management segments generated record net revenues during the first nine months of the fiscal year.

“Our highest priority during the COVID-19 crisis continues to be the health and safety of our associates and advisors. Our team has persevered through the many changes and uncertainties over the past few months to continue providing excellent service to advisors and clients,” said Chairman and CEO Paul Reilly. “While financial advisor transitions were initially disrupted by the crisis, particularly for our employee affiliation as offices were closed, recruiting activity is now strong for all of our affiliation options, facilitated by our significant technology investments over the past several years. Although lower interest rates have negatively affected our financial performance, the record results generated in our fixed income business during the quarter highlight the benefit of having diverse and complementary businesses.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•Quarterly net revenues of $1.25 billion, down 8% compared to the prior year’s fiscal third quarter and 16% compared to the preceding quarter
•Quarterly pre-tax income of $91 million, down 35% compared to the prior year’s fiscal third quarter and 46% compared to the preceding quarter
•Private Client Group assets under administration of $833.1 billion, up 6% over June 2019 and 14% over March 2020
•Private Client Group assets in fee-based accounts of $443.0 billion, up 11% over June 2019 and 16% over March 2020
•Record number of Private Client Group financial advisors of 8,155, net increases of 251 over June 2019 and 7 over March 2020
•Clients’ domestic cash sweep balances of $51.9 billion, up 36% over June 2019 and down 2% compared to March 2020

Quarterly net revenues declined 8% compared to the prior year’s fiscal third quarter predominantly due to lower RJBDP fees from third-party banks, a decline in net interest income and lower brokerage revenues. The 16% sequential decline in quarterly net revenues was attributable to the aforementioned items as well as lower asset management and related administrative fees, which were primarily based on the Private Client Group assets in fee-based accounts at the beginning of the quarter. As assets in fee-based accounts are billed on balances at the beginning of the quarter, the 16% sequential increase during the fiscal third quarter will positively impact asset management fees in the fiscal fourth quarter.

While clients’ domestic cash sweep balances remained relatively stable from the prior quarter, the average yields earned on RJBDP balances at third-party banks were negatively affected by the Federal Reserve’s interest rate cuts in March 2020.

“While recruited production increased sequentially, the net addition of both experienced financial advisors and trainees was negatively impacted by the COVID-19 crisis. As home office visits for prospective advisors have transitioned to virtual meetings, advisor recruiting activity has continued to recover and the pipeline remains solid across all affiliation options,” said Reilly. “Near-zero interest rates continue to be a headwind for results in the Private Client Group segment, but the 16% sequential increase of assets in fee-based accounts should boost asset management fees in the fiscal fourth quarter.”

Capital Markets

•Record quarterly net revenues of $323 million, up 29% over the prior year’s fiscal third quarter and 11% over the preceding quarter
•Record quarterly pre-tax income of $62 million, up 158% over the prior year’s fiscal third quarter and 121% over the preceding quarter
•Quarterly brokerage revenues of $166 million, up 60% over the prior year’s fiscal third quarter and 28% over the preceding quarter

The record results were primarily driven by higher fixed income brokerage revenues and debt underwriting revenues, which more than offset lower M&A revenues.

“The fixed income business generated record revenues and pre-tax income during the quarter, driven by a high level of client activity, which has continued thus far in July,” said Reilly. “M&A revenues were negatively impacted by economic uncertainty and decreased activity across the industry; however, clients remain engaged in evaluating opportunities.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Quarterly net revenues of $163 million, down 8% compared to the prior year’s fiscal third quarter and 11% compared to the preceding quarter
•Quarterly pre-tax income of $60 million, down 8% compared to the prior year’s fiscal third quarter and 18% compared to the preceding quarter
•Financial assets under management of $145.4 billion, up 2% over June 2019 and 13% over March 2020

The growth in financial assets under management was primarily attributable to the increase in the equity markets, as the S&P 500 index appreciated 20% during the quarter, which was partially offset by net outflows for Carillon Tower Advisers.

Raymond James Bank

•Quarterly net revenues of $178 million, down 17% compared to the prior year’s fiscal third quarter and 15% compared to the preceding quarter
•Quarterly pre-tax income of $14 million, down 90% compared to the prior year’s fiscal third quarter and flat with the preceding quarter
•Net loans of $21.2 billion, up 3% over June 2019 and down 3% compared to March 2020
•Agency-backed securities portfolio of $5.6 billion, up 90% over June 2019 and 32% over March 2020
•Net interest margin (“NIM”) of 2.29% for the quarter, down 108 basis points compared to the prior year’s fiscal third quarter and 73 basis points compared to the preceding quarter

Net revenues for the third quarter declined 17% compared to the prior year’s fiscal third quarter and 15% sequentially as higher average loan balances were offset by a lower net interest margin. The Bank’s NIM declined 73 basis points during the quarter to 2.29%, mainly due to the significant decline in LIBOR. The quarterly loan loss provision of $81 million declined 26% from the prior quarter. While nonperforming assets declined, net charge-offs in the quarter were $72 million, including $61 million related to proactive sales of corporate loans during the quarter. Allowance for loan losses as a percent of total loans increased to 1.56% from 1.47% in the preceding quarter.

“During the quarter, we opportunistically sold approximately $355 million of corporate loans associated with industries we believe are most vulnerable to the COVID-19 crisis, resulting in higher net charge-offs in the quarter,” said Reilly. “Given the high degree of uncertainty associated with the COVID-19 pandemic, we plan to continue selectively selling corporate loans in the secondary market to further reduce exposure to certain sectors.”

Other

Share buybacks have been suspended since mid-March and $537 million remains available under the Board’s previously-disclosed repurchase authorization. At the end of the quarter, the total capital ratio was 26.0% and the tier 1 leverage ratio was 14.5%, well above the regulatory requirements.

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 30, at 8:15 a.m. ET. The live audio webcast and the presentation, which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-754-1382 (conference code: 21966467). An audio replay of the call will be available at the same location until October 30, 2020.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,200 financial advisors. Total client assets are $877 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “plans” and future or conditional verbs such as “will” and “should,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Third Quarter Fiscal 2020	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Net revenues	$1,834	$1,927	$2,068	(5)%	(11)%
Pre-tax income	$198	$342	$239	(42)%	(17)%
Net income	$172	$259	$169	(34)%	2%

Earnings per common share: (1)
Basic	$1.25	$1.84	$1.22	(32)%	2%
Diluted	$1.23	$1.80	$1.20	(32)%	3%

	Nine months ended
$ in millions, except per share amounts	June 30, 2020	June 30, 2019	% change
Net revenues	$5,911	$5,717	3%
Pre-tax income	$796	$1,021	(22)%
Net income	$609	$769	(21)%

Earnings per common share: (1)
Basic	$4.41	$5.42	(19)%
Diluted	$4.33	$5.30	(18)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Third Quarter Fiscal 2020

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Asset management and related administrative fees	$867	$879	$1,006	(1)%	(14)%
Brokerage revenues:
Securities commissions	343	358	410	(4)%	(16)%
Principal transactions	143	93	105	54%	36%
Total brokerage revenues	486	451	515	8%	(6)%
Account and service fees	134	183	172	(27)%	(22)%
Investment banking	139	139	148	—	(6)%
Interest income	217	321	285	(32)%	(24)%
Other (2)	33	27	(15)	22%	NM
Total revenues	1,876	2,000	2,111	(6)%	(11)%
Interest expense	(42)	(73)	(43)	(42)%	(2)%
Net revenues	1,834	1,927	2,068	(5)%	(11)%
Non-interest expenses:
Compensation, commissions and benefits	1,277	1,277	1,422	—	(10)%
Non-compensation expenses:
Communications and information processing	100	92	99	9%	1%
Occupancy and equipment	55	55	56	—	(2)%
Business development	21	57	41	(63)%	(49)%
Investment sub-advisory fees	23	24	26	(4)%	(12)%
Professional fees	24	22	23	9%	4%
Bank loan loss provision/(benefit)	81	(5)	109	NM	(26)%
Other (2) (3)	55	63	53	(13)%	4%
Total non-compensation expenses	359	308	407	17%	(12)%
Total non-interest expenses	1,636	1,585	1,829	3%	(11)%
Pre-tax income	198	342	239	(42)%	(17)%
Provision for income taxes	26	83	70	(69)%	(63)%
Net income	$172	$259	$169	(34)%	2%

Earnings per common share – basic (1)	$1.25	$1.84	$1.22	(32)%	2%
Earnings per common share – diluted (1)	$1.23	$1.80	$1.20	(32)%	3%
Weighted-average common shares outstanding – basic	137.1	140.4	138.4	(2)%	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	139.4	143.6	141.1	(3)%	(1)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Third Quarter Fiscal 2020

Consolidated Statements of Income (Unaudited)

	Nine months ended
in millions, except per share amounts	June 30, 2020	June 30, 2019	% change
Revenues:
Asset management and related administrative fees	$2,828	$2,527	12%
Brokerage revenues:
Securities commissions	1,116	1,095	2%
Principal transactions	345	262	32%
Total brokerage revenues	1,461	1,357	8%
Account and service fees	484	559	(13)%
Investment banking	428	439	(3)%
Interest income	799	961	(17)%
Other (2)	47	95	(51)%
Total revenues	6,047	5,938	2%
Interest expense	(136)	(221)	(38)%
Net revenues	5,911	5,717	3%
Non-interest expenses:
Compensation, commissions and benefits	4,050	3,767	8%
Non-compensation expenses:
Communications and information processing	293	278	5%
Occupancy and equipment	168	159	6%
Business development	106	141	(25)%
Investment sub-advisory fees	75	70	7%
Professional fees	68	61	11%
Bank loan loss provision	188	16	1,075%
Acquisition and disposition-related expenses (4)	—	15	(100)%
Other (2) (3)	167	189	(12)%
Total non-compensation expenses	1,065	929	15%
Total non-interest expenses	5,115	4,696	9%
Pre-tax income	796	1,021	(22)%
Provision for income taxes	187	252	(26)%
Net income	$609	$769	(21)%

Earnings per common share – basic (1)	$4.41	$5.42	(19)%
Earnings per common share – diluted (1)	$4.33	$5.30	(18)%
Weighted-average common shares outstanding – basic	137.9	141.8	(3)%
Weighted-average common and common equivalent shares outstanding – diluted	140.5	144.8	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Third Quarter Fiscal 2020	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	June 30, 2020		June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Total assets	$44,682		$38,677	$49,809	16%	(10)%
Total equity attributable to Raymond James Financial, Inc.	$6,965		$6,502	$6,798	7%	2%
Book value per share (5)	$50.84		$46.54	$49.69	9%	2%
Tangible book value per share (5) (6)	$46.69		$42.18	$45.50	11%	3%

Capital ratios:
Tier 1 capital	24.8%	(7)	24.2%	24.1%
Total capital	26.0%	(7)	25.2%	25.3%
Tier 1 leverage	14.5%	(7)	15.7%	14.2%

	Three months ended			Nine months ended
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2020	June 30, 2019
Return on equity (8)	10.0%	16.1%	9.9%	11.9%	16.2%
Return on tangible common equity (6) (8)	10.9%	17.8%	10.8%	13.1%	17.9%
Pre-tax margin (9)	10.8%	17.7%	11.6%	13.5%	17.9%
Total compensation ratio (10)	69.6%	66.3%	68.8%	68.5%	65.9%
Effective tax rate	13.1%	24.4%	29.3%	23.5%	25.1%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Client assets under administration	$876.9	$824.2	$773.9	6%	13%
Private Client Group assets under administration	$833.1	$787.4	$734.0	6%	14%
Private Client Group assets in fee-based accounts	$443.0	$398.0	$383.5	11%	16%
Financial assets under management	$145.4	$143.1	$128.2	2%	13%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Raymond James Bank Deposit Program (“RJBDP”): (11)
Raymond James Bank	$24,101	$21,600	$28,711	12%	(16)%
Third-party banks	24,661	14,425	20,379	71%	21%
Subtotal RJBDP	48,762	36,025	49,090	35%	(1)%
Client Interest Program	3,157	2,130	3,782	48%	(17)%
Total clients’ domestic cash sweep balances	$51,919	$38,155	$52,872	36%	(2)%

	Three months ended			Nine months ended
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2020	June 30, 2019
Average yield on RJBDP - third-party banks (12)	0.33%	1.95%	1.33%	0.97%	1.90%

Private Client Group financial advisors	As of			% change from
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Employees	3,379	3,228	3,376	5%	—
Independent contractors	4,776	4,676	4,772	2%	—
Total advisors	8,155	7,904	8,148	3%	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Net revenues:
Private Client Group	$1,249	$1,351	$1,495	(8)%	(16)%
Capital Markets	323	251	290	29%	11%
Asset Management	163	177	184	(8)%	(11)%
Raymond James Bank	178	215	210	(17)%	(15)%
Other (2) (13)	(20)	(4)	(44)	(400)%	55%
Intersegment eliminations	(59)	(63)	(67)	NM	NM
Total net revenues	$1,834	$1,927	$2,068	(5)%	(11)%

Pre-tax income/(loss):
Private Client Group	$91	$140	$170	(35)%	(46)%
Capital Markets	62	24	28	158%	121%
Asset Management	60	65	73	(8)%	(18)%
Raymond James Bank	14	138	14	(90)%	—
Other (2) (13)	(29)	(25)	(46)	(16)%	37%
Pre-tax income	$198	$342	$239	(42)%	(17)%

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Net revenues:
Private Client Group	$4,158	$3,978	5%
Capital Markets	881	781	13%
Asset Management	531	513	4%
Raymond James Bank	604	630	(4)%
Other (2) (13)	(72)	(2)	(3,500)%
Intersegment eliminations	(191)	(183)	NM
Total net revenues	$5,911	$5,717	3%

Pre-tax income/(loss):
Private Client Group	$414	$436	(5)%
Capital Markets	119	77	55%
Asset Management	206	184	12%
Raymond James Bank	163	384	(58)%
Other (2) (13)	(106)	(60)	(77)%
Pre-tax income	$796	$1,021	(22)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Asset management and related administrative fees	$715	$718	$833	—	(14)%
Brokerage revenues:
Mutual and other fund products	131	147	163	(11)%	(20)%
Insurance and annuity products	88	105	99	(16)%	(11)%
Equities, ETFs and fixed income products	100	94	122	6%	(18)%
Total brokerage revenues	319	346	384	(8)%	(17)%
Account and service fees:
Mutual fund and annuity service fees	82	85	88	(4)%	(7)%
RJBDP fees: (11)
Third-party banks	20	67	51	(70)%	(61)%
Raymond James Bank	43	44	48	(2)%	(10)%
Client account and other fees	32	32	35	—	(9)%
Total account and service fees	177	228	222	(22)%	(20)%
Investment banking	7	10	11	(30)%	(36)%
Interest income	31	56	45	(45)%	(31)%
All other	4	3	7	33%	(43)%
Total revenues	1,253	1,361	1,502	(8)%	(17)%
Interest expense	(4)	(10)	(7)	(60)%	(43)%
Net revenues	1,249	1,351	1,495	(8)%	(16)%
Non-interest expenses:
Financial advisor compensation and benefits	783	805	915	(3)%	(14)%
Administrative compensation and benefits	235	237	245	(1)%	(4)%
Total compensation, commissions and benefits	1,018	1,042	1,160	(2)%	(12)%
Non-compensation expenses	140	169	165	(17)%	(15)%
Total non-interest expenses	1,158	1,211	1,325	(4)%	(13)%
Pre-tax income	$91	$140	$170	(35)%	(46)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Private Client Group

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Revenues:
Asset management and related administrative fees	$2,330	$2,063	13%
Brokerage revenues:
Mutual and other fund products	438	449	(2)%
Insurance and annuity products	288	308	(6)%
Equities, ETFs and fixed income products	324	291	11%
Total brokerage revenues	1,050	1,048	—
Account and service fees:
Mutual fund and annuity service fees	260	250	4%
RJBDP fees: (11)
Third-party banks	129	215	(40)%
Raymond James Bank	138	127	9%
Client account and other fees	96	92	4%
Total account and service fees	623	684	(9)%
Investment banking	29	25	16%
Interest income	125	170	(26)%
All other	20	19	5%
Total revenues	4,177	4,009	4%
Interest expense	(19)	(31)	(39)%
Net revenues	4,158	3,978	5%
Non-interest expenses:
Financial advisor compensation and benefits	2,555	2,358	8%
Administrative compensation and benefits	727	700	4%
Total compensation, commissions and benefits	3,282	3,058	7%
Non-compensation expenses	462	484	(5)%
Total non-interest expenses	3,744	3,542	6%
Pre-tax income	$414	$436	(5)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Brokerage revenues:
Fixed income	$125	$73	$90	71%	39%
Equity	41	31	40	32%	3%
Total brokerage revenues	166	104	130	60%	28%
Investment banking:
Merger & acquisition and advisory	60	80	72	(25)%	(17)%
Equity underwriting	35	27	43	30%	(19)%
Debt underwriting	37	22	22	68%	68%
Total investment banking	132	129	137	2%	(4)%
Interest income	4	10	10	(60)%	(60)%
Tax credit fund revenues	20	16	12	25%	67%
All other	3	2	7	50%	(57)%
Total revenues	325	261	296	25%	10%
Interest expense	(2)	(10)	(6)	(80)%	(67)%
Net revenues	323	251	290	29%	11%
Non-interest expenses:
Compensation, commissions and benefits	195	160	184	22%	6%
Non-compensation expenses (3)	66	67	78	(1)%	(15)%
Total non-interest expenses	261	227	262	15%	—
Pre-tax income	$62	$24	$28	158%	121%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Capital Markets

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Revenues:
Brokerage revenues:
Fixed income	$296	$201	47%
Equity	115	105	10%
Total brokerage revenues	411	306	34%
Investment banking:
Merger & acquisition and advisory	192	286	(33)%
Equity underwriting	117	72	63%
Debt underwriting	90	56	61%
Total investment banking	399	414	(4)%
Interest income	22	29	(24)%
Tax credit fund revenues	50	49	2%
All other	13	9	44%
Total revenues	895	807	11%
Interest expense	(14)	(26)	(46)%
Net revenues	881	781	13%
Non-interest expenses:
Compensation, commissions and benefits	545	486	12%
Non-compensation expenses (3) (4)	217	218	—
Total non-interest expenses	762	704	8%
Pre-tax income	$119	$77	55%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Asset management and related administrative fees:
Managed programs	$109	$120	$124	(9)%	(12)%
Administration and other	48	45	53	7%	(9)%
Total asset management and related administrative fees	157	165	177	(5)%	(11)%
Account and service fees	3	8	4	(63)%	(25)%
All other	3	4	3	(25)%	—
Net revenues	163	177	184	(8)%	(11)%
Non-interest expenses:
Compensation, commissions and benefits	44	47	45	(6)%	(2)%
Non-compensation expenses (3)	59	65	66	(9)%	(11)%
Total non-interest expenses	103	112	111	(8)%	(7)%
Pre-tax income	$60	$65	$73	(8)%	(18)%

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$358	$346	3%
Administration and other	152	129	18%
Total asset management and related administrative fees	510	475	7%
Account and service fees	12	27	(56)%
All other	9	11	(18)%
Net revenues	531	513	4%
Non-interest expenses:
Compensation, commissions and benefits	134	135	(1)%
Non-compensation expenses (3)	191	194	(2)%
Total non-interest expenses	325	329	(1)%
Pre-tax income	$206	$184	12%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Interest income	$181	$246	$223	(26)%	(19)%
Interest expense	(12)	(38)	(18)	(68)%	(33)%
Net interest income	169	208	205	(19)%	(18)%
All other	9	7	5	29%	80%
Net revenues	178	215	210	(17)%	(15)%
Non-interest expenses:
Compensation and benefits	13	13	13	—	—
Non-compensation expenses:
Loan loss provision/(benefit)	81	(5)	109	NM	(26)%
RJBDP fees to Private Client Group (11)	43	44	48	(2)%	(10)%
All other	27	25	26	8%	4%
Total non-compensation expenses	151	64	183	136%	(17)%
Total non-interest expenses	164	77	196	113%	(16)%
Pre-tax income	$14	$138	$14	(90)%	—

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Revenues:
Interest income	$635	$732	(13)%
Interest expense	(51)	(122)	(58)%
Net interest income	584	610	(4)%
All other	20	20	—
Net revenues	604	630	(4)%
Non-interest expenses:
Compensation and benefits	38	36	6%
Non-compensation expenses:
Loan loss provision	188	16	1,075%
RJBDP fees to Private Client Group (11)	138	127	9%
All other	77	67	15%
Total non-compensation expenses	403	210	92%
Total non-interest expenses	441	246	79%
Pre-tax income	$163	$384	(58)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Third Quarter Fiscal 2020	(Unaudited)

Other

	Three months ended			% change from
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Revenues:
Interest income	$3	$12	$12	(75)%	(75)%
Gains/(losses) on private equity investments (2)	1	2	(39)	(50)%	NM
All other	2	1	—	100%	NM
Total revenues	6	15	(27)	(60)%	NM
Interest expense	(26)	(19)	(17)	37%	53%
Net revenues	(20)	(4)	(44)	(400)%	55%
Non-interest expenses (2) (3)	9	21	2	(57)%	350%
Pre-tax loss	$(29)	$(25)	$(46)	(16)%	37%

	Nine months ended
$ in millions	June 30, 2020	June 30, 2019	% change
Revenues:
Interest income	$27	$42	(36)%
Gains/(losses) on private equity investments (2)	(40)	8	NM
All other	4	5	(20)%
Total revenues	(9)	55	NM
Interest expense	(63)	(57)	11%
Net revenues	(72)	(2)	(3,500)%
Non-interest expenses (2) (3)	34	58	(41)%
Pre-tax loss	$(106)	$(60)	(77)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Third Quarter Fiscal 2020	(Unaudited)

$ in millions	As of				% change from
	June 30, 2020		June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Total assets	$29,066		$25,668	$33,656	13%	(14)%
Total equity	$2,279		$2,198	$2,263	4%	1%
Bank loans, net	$21,223		$20,691	$21,788	3%	(3)%
Allowance for loan losses	$334		$215	$324	55%	3%
Allowance for loan losses as a % of loans held for investment	1.56%		1.03%	1.47%
Total nonperforming assets	$23		$56	$27	(59)%	(15)%
Nonperforming assets as a % of total assets	0.08%		0.22%	0.08%
Total criticized loans	$733		$197	$387	272%	89%
Criticized loans as a % of loans held for investment	3.41%		0.95%	1.76%

Capital ratios:
Tier 1 capital	12.8%	(7)	12.8%	12.7%
Total capital	14.1%	(7)	14.1%	13.9%
Tier 1 leverage	7.6%	(7)	8.8%	8.1%

	Three months ended				% change from
$ in millions	June 30, 2020		June 30, 2019	March 31, 2020	June 30, 2019	March 31, 2020
Bank loan loss provision/(benefit)	$81		$(5)	$109	NM	(26)%

Net charge-offs/(recoveries):
Charge-offs related to loan sales	$61		$—	$—	NM	NM
All other	11		(1)	—	NM	NM
Total net charge-offs/(recoveries)	$72		$(1)	$—	NM	NM

	Nine months ended
$ in millions	June 30, 2020		June 30, 2019	% change
Bank loan loss provision	$188		$16	1,075%

Net charge-offs:
Charge-offs related to loan sales	$61		$2	2,950%
All other	11		2	450%
Total net charge-offs	$72		$4	1,700%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Third Quarter Fiscal 2020	(Unaudited)
Raymond James Bank Net Interest Analysis

	Three months ended
	June 30, 2020			June 30, 2019			March 31, 2020
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$2,990	$—	0.11%	$998	$5	2.36%	$2,052	$5	0.89%
Available-for-sale securities	4,437	23	2.01%	2,901	18	2.41%	3,443	19	2.28%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial loans	7,994	59	2.93%	8,278	98	4.68%	8,043	81	3.99%
Commercial real estate construction loans	212	2	3.60%	248	4	5.45%	181	2	4.58%
Commercial real estate loans	3,773	25	2.66%	3,359	39	4.53%	3,735	36	3.81%
Tax-exempt loans (14)	1,272	9	3.34%	1,291	9	3.35%	1,212	8	3.36%
Residential mortgage loans	4,983	37	2.97%	4,127	34	3.32%	4,847	38	3.13%
Securities-based loans and other	3,576	24	2.59%	3,125	36	4.64%	3,469	31	3.60%
Loans held for sale	111	1	3.22%	118	1	4.78%	142	2	3.85%
Total bank loans, net	21,921	157	2.87%	20,546	221	4.30%	21,629	198	3.67%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	217	1	1.50%	168	2	4.42%	230	1	2.48%
Total interest-earning banking assets	29,565	181	2.45%	24,613	246	4.00%	27,354	223	3.28%
Total interest-bearing banking liabilities	27,233	12	0.17%	22,445	38	0.69%	25,032	18	0.29%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,332	$169		$2,168	$208		$2,322	$205
Net interest margin (net yield on interest-earning banking assets)			2.29%			3.37%			3.02%

	Nine months ended
	June 30, 2020			June 30, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$2,078	$10	0.66%	$1,231	$21	2.33%
Available-for-sale securities	3,654	60	2.18%	2,831	51	2.39%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial loans	8,039	226	3.69%	8,065	286	4.67%
Commercial real estate construction loans	209	7	4.36%	205	9	5.58%
Commercial real estate loans	3,706	98	3.49%	3,433	120	4.60%
Tax-exempt loans (14)	1,236	25	3.35%	1,285	26	3.34%
Residential mortgage loans	4,823	112	3.09%	3,999	100	3.32%
Securities-based loans and other	3,460	89	3.37%	3,098	109	4.64%
Loans held for sale	138	4	3.77%	149	5	4.87%
Total bank loans, net	21,611	561	3.46%	20,234	655	4.32%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	220	4	2.33%	163	5	4.27%
Total interest-earning banking assets	27,563	635	3.07%	24,459	732	3.99%
Total interest-bearing banking liabilities	25,246	51	0.27%	22,307	122	0.73%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,317	$584		$2,152	$610
Net interest margin (net yield on interest-earning banking assets)			2.82%			3.32%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Third Quarter Fiscal 2020	(Unaudited)
Reconciliation of GAAP measures to non-GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP financial measures.

Book value per share	As of
$ in millions, except per share amounts	June 30, 2020	June 30, 2019	March 31, 2020
Total equity attributable to Raymond James Financial, Inc.	$6,965	$6,502	$6,798
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	602	635	603
Deferred tax liabilities, net	(33)	(26)	(30)
Tangible common equity attributable to Raymond James Financial, Inc.	$6,396	$5,893	$6,225
Common shares outstanding	137.0	139.7	136.8
Book value per share (5)	$50.84	$46.54	$49.69
Tangible book value per share (5)	$46.69	$42.18	$45.50

Return on equity	Three months ended			Nine months ended
$ in millions	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2020	June 30, 2019
Average equity (15)	$6,882	$6,434	$6,820	$6,797	$6,345
Less:
Average goodwill and identifiable intangible assets, net	603	633	606	606	634
Average deferred tax liabilities, net	(32)	(31)	(31)	(30)	(32)
Average tangible common equity (15)	$6,311	$5,832	$6,245	$6,221	$5,743

Return on equity (8)	10.0%	16.1%	9.9%	11.9%	16.2%
Return on tangible common equity (8)	10.9%	17.8%	10.8%	13.1%	17.9%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Third Quarter Fiscal 2020
Footnotes

1.Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

2.Other revenues for the three months ended March 31, 2020 and the nine months ended June 30, 2020 each included approximately $40 million of private equity valuation losses, which are included in our Other segment. Of these losses, approximately $23 million were attributable to noncontrolling interests and are presented as an offset in Other expenses.

3.The offset for the net gain/(loss) attributable to noncontrolling interests is in Other expenses. Prior period results have been conformed to the current presentation.

4.The nine months ended June 30, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities.

5.Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

6.These are non-GAAP financial measures. See the schedules on the previous page of this document for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

7.Estimated.

8.Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period.

9.Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period.

10.Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

12.Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

13.The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

14.The average yield is presented on a tax-equivalent basis for each respective period.

15.Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of year total, and dividing by four, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated year-to-date period to the beginning of year total, and dividing by four.